Lincoln ChoicePlus AssuranceSM (Prime)
Individual Variable Annuity Contracts
Summary Prospectus for New Investors
May 1, 2021
This summary prospectus summarizes key features of a version of the Lincoln ChoicePlus AssuranceSM (Prime) Variable Annuity Contract, issued by Lincoln Life & Annuity Company of New York (Lincoln New York or Company).
Before you invest, you should also review the prospectus for the Lincoln ChoicePlus AssuranceSM (Prime) Variable Annuity Contract, which contains more information about the contract’s features, benefits, and risks. You can find this prospectus and other information about the contract online at www.LincolnFinancial.com. You can also obtain this information at no cost by calling 1-888-868-2583 or by sending an email request to CustServSupportTeam@lfg.com.
YOU MAY CANCEL YOUR CONTRACT WITHIN THE FREE LOOK PERIOD WITHOUT PAYING FEES OR PENALITES.
This “free look” or cancellation period may be longer under certain scenarios. Upon cancellation, you will receive the greater of a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
Your prospectus and other shareholder reports will be made available on [www.LFG.com/XX]. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-888-868-2583, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your contract.

Special Terms
In this initial summary prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Advantage, a defined period of time during which we make Regular Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the contract, and have a Death Benefit.
Account Value—Under i4LIFE® Advantage, the initial Account Value is the Contract Value on the Valuation Date that i4LIFE® Advantage is effective, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date equals the total value of all of the Contractowner's Accumulation Units plus the Contractowner's value in the fixed account, reduced by Regular Income Payments, Guaranteed Income Benefit payments and withdrawals.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contractowner (you, your, owner)—The person who can exercise the rights within the contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of all Accumulation Units of a contract, plus the value of the fixed side of the contract, if any.
Contract Year—Each 12-month period starting with the effective date of the contract and starting with each contract anniversary after that.
Cross-reinvestment—An optional additional service that automatically transfers the contract value in a designated variable subaccount that exceeds a baseline amount to another specific variable subaccount at specific intervals.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
Enhancement—A feature under certain Living Benefit Riders in which the Protected Income Base, minus Purchase Payments received in the preceding Benefit Year, will be increased, subject to certain conditions and limitations.
Good Order—The actual receipt at our Servicing Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Investment Requirements—Restrictions in how you may allocate your Subaccount investments if you own certain Living Benefit Riders.
Lifetime Income Period—Under i4LIFE® Advantage, the period of time following the Access Period during which we make Regular Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln New York (we, us, our, Company)—Lincoln Life & Annuity Company of New York.
Living Benefit Rider—A general reference to optional riders that provide some type of a minimum income guarantee while you are alive. If you select a Living Benefit Rider, Excess Withdrawals may have adverse effects on the benefit, and you may be subject to Investment Requirements.
Purchase Payments—Amounts paid into the contract.
Rate Sheet—A prospectus supplement, that will be filed periodically, where we declare the current withdrawal rates or Guaranteed Income Benefit percentages under certain Living Benefit Riders.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.

Important Information You Should Consider About the Lincoln ChoicePlus AssuranceSM (Prime) Variable Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 7th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first 2 years after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Expense Tables• Examples• Charges and Other Deductions – Surrender Charge
Transaction Charges	There is currently no charge for a transfer fee. We reserve the right to charge a $25 fee for each transfer if you make more than 12 transfers in one Contract Year.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Expense Tables• Examples• Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base contract	1.25%[1]	1.25%[1]
	Investment options (fund fees and expenses)	XX%[1]	XX%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40% [2]	2.45% [3]
1 As a percentage of average daily net assets in the Subaccounts.
2 As a percentage of Account Value.
3As a percentage of the Protected Income Base.
Lowest and Highest Annual Cost Table. Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $XX	Highest Annual Cost: $XX
	Assumes:	Assumes:
	• Investment of $100,000• 5% annual appreciation• Least expensive fund fees and expenses• No optional benefits• No surrender charges• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000• 5% annual appreciation• Most expensive combination of optional benefits, fund fees and expenses• No surrender charges• No additional Purchase Payments, transfers, or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in this contract, including loss of principal.	• Principal Risks• Investments of the Variable Annuity Account
Not a Short-Term Investment	• This contract is not designed for short-term investing and may not be appropriate for the investor who needs ready access to cash. • Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your contract or the amount of money that you actually receive. • The benefits of tax deferral, long-term income, and living benefit protections also mean the contract is more beneficial to investors with a long time horizon.	• Principal Risks• Surrender and Withdrawals• Expense Tables• Charges and Other Deductions• Living Benefit Riders
Risks Associated with Investment Options	• An investment in this contract is subject to the risk of poor investment performance of the investment options you choose. Performance can vary depending on the performance of the investment options available under the contract. • Each investment option (including the fixed account option) has its own unique risks. • You should review the investment options before making an investment decision.	• Principal Risks• Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the contract is subject to the risks related to us. Any obligations (including under the fixed account option), guarantees, or benefits of the contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln New York, including our financial strength ratings, is available upon request by calling 1-888-868-2583 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option and the maximum amount that may be transferred from the fixed account option.• We reserve the right to charge a $25 fee for each transfer if you make more than 12 transfers in one Contract Year. • We reserve the right to remove or substitute any funds as investment options that are available under the contract.	• Principal Risks• Investments of the Variable Annuity Account
Optional Benefits	• Optional benefits may limit or restrict the investment options that you may select under the contract. We may change these restrictions in the future. • Excess Withdrawals may reduce the value of an optional benefit by an amount greater than the value withdrawn or result in termination of the benefit.• You are required to have a certain level of Contract Value for some new rider elections. • We may modify or stop offering an optional benefit that is currently available at any time.• If you elect certain optional benefits, you may be limited in the amount of Purchase Payments that you can make (and when).	• The Contracts• Living Benefit Riders• Appendix B – Investment Requirements• Appendix C — Discontinued Living Benefit Riders

	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this contract.• If you purchase the contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the contract.• Earnings on your contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this contract to you, both in the form of commissions and because we may share the revenue it earns on this contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).• This conflict of interest may influence your investment professional to recommend this contract over another investment.	• Distribution of the Contracts• Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln ChoicePlus AssuranceSM (Prime) variable annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life subject to certain conditions. The contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the contract may be a variable or fixed amount, if available, or a combination of both. The contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Subaccounts.
Phases of the Contract
Your contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The variable options available under the contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history; and
•	A fixed account option, if available, which guarantees principal and a minimum interest rate.
A list of funds in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your contract and turn your contract value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
However, several Living Benefit Riders offered under the contract provide lifetime income payments that may be guaranteed, and still allow you to make withdrawals and be eligible for a Death Benefit. Withdrawals that exceed a Protected Income Amount are Excess Withdrawals that will reduce and could eliminate the income payments and other benefits of the rider, including access to a Death Benefit.

Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a surrender or withdrawal; (2) you receive an income payment from the contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant. Optional Death Benefits that pay different amounts and have different fees may be available.
Optional Living Benefit Riders. For an additional fee, you can purchase one of a number of Living Benefit Riders. Each rider offers one of the following:
•	an income/withdrawal benefit:
•	Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk),
•	Lincoln Market Select® Advantage, or
•	Lincoln Max 6 SelectSM Advantage;*
•	a minimum Annuity Payout:
•	i4LIFE® Advantage with or without the Guaranteed Income Benefit.
*This rider will be available on or about June 23, 2021.
These Living Benefit Riders provide different methods to take income from your Contract Value or receive lifetime payments and provide certain guarantees, regardless of the investment performance of the contract. These guarantees are subject to certain conditions, as set forth elsewhere in the prospectus.
There is no guarantee that any Living Benefit Rider (except i4LIFE® Advantage) will be available in the future, as we reserve the right to discontinue them at any time. Excess Withdrawals under certain Living Benefit Riders may result in a reduction or premature termination of those benefits or of those riders. If you purchase a Living Benefit Rider (except i4LIFE® Advantage without the Guaranteed Income Benefit), you will be required to adhere to Investment Requirements, which will limit your ability to invest in certain Subaccounts offered in your contract. (These Investment Requirements are explained in Appendix B- Investment Requirements.)
Additional Services. The additional services listed below are available under the contract for no additional charge (unless otherwise indicated).
•	Dollar-cost averaging (DCA) allows you to transfer amounts from the DCA fixed account, if available, or certain Subaccounts into other Subaccounts on a monthly basis or in accordance with other terms we make available.
•	Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount.
•	Automatic Withdrawal Service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges and Interest Adjustments (as well as taxes and tax penalties).
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.25%	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Dollar-Cost Averaging[1]	Allows you to automatically transfer amounts between certain investment options on a monthly basis.	None	• Minimum amount to be dollar cost averaged is $1,500 over any time period between 3 and 60 months. • Cannot be used simultaneously with portfolio rebalancing or cross-reinvestment.

Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Portfolio Rebalancing[1]	Allows you to automatically reallocate your Contract Value among investment options on a periodic basis based on your standing allocation instructions.	None	• Cannot be used simultaneously with dollar cost averaging or cross-reinvestment.
Automatic Withdrawal Service[1]	Allows you to take periodic withdrawals from your contract automatically.	None	• Automatically terminates once i4LIFE® Advantage begins.
[1]	See “The Contracts – Additional Services.”

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Enhanced Guaranteed Minimum Death Benefit (EGMDB)	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals; (3) the highest Contract Value on any contract anniversary prior to age 81 as adjusted for withdrawals.	• 1.55%	• Not available if age 80 or older at the time of issuance. • Withdrawals could significantly reduce the benefit. • Poor investment performance could significantly reduce and limit potential increases to the highest Contract Value.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30%	• Poor investment performance could significantly reduce the benefit.• Withdrawals could significantly reduce the benefit.
Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk)	Provides:• Guaranteed lifetime periodic withdrawals;• An Enhancement to the Protected Income Base;• Account Value Step-ups of the Protected Income Base;• Age-based increases to the Protected Annual Income amount.	• 2.25% Single Life Option• 2.45% Joint Life Option(as a percentage of the Protected Income Base)	• Investment Requirements apply.• Excess Withdrawals could significantly reduce or terminate the benefit. • Subject to a $10 million maximum Protected Income Base across all Living Benefit Riders.• Additional Purchase Payments may be limited.
Lincoln Market Select® Advantage	Provides: • Guaranteed lifetime periodic withdrawals;• An Enhancement to the Protected Income Base;• Account Value Step-ups of the Protected Income Base; and• Age-based increases to the Protected Annual Income amount.	• 2.25% Single Life Option• 2.45% Joint Life Option(as a percentage of the Protected Income Base)	• Investment Requirements apply.• Excess Withdrawals could significantly reduce or terminate the benefit. • Subject to a $10 million maximum Protected Income Base across all Living Benefit Riders.• Additional Purchase Payments may be limited.
Lincoln Max 6 SelectSM Advantage	Provides: • Guaranteed lifetime periodic withdrawals;• An Enhancement to the Protected Income Base;• Account Value Step-ups of the Protected Income Base; and• Age-based increases to the Protected Annual Income amount.	• 2.25% Single Life Option• 2.45% Joint Life Option(as a percentage of the Protected Income Base)	• Investment Requirements apply.• Excess Withdrawals could significantly reduce or terminate benefits. • Subject to a $10 million maximum Protected Income Base across all Living Benefit Riders.• Additional Purchase Payments may be limited.• The guaranteed payments will be reduced if your Contract Value is reduced to zero.• Your Protected Income Base will not carry over to i4LIFE® Advantage.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the contract during the Access Period. The optional Guaranteed Income Benefit provides a minimum payout floor for those Regular Income Payments.	• i4LIFE® Advantage: 0.40% in addition to the base contract expense for the Death Benefit you have elected. • Guaranteed Income Benefit: 2.25% (single life option); 2.45% (joint life option) in addition to the i4LIFE® Advantage charge and your base contract expense.	• Guaranteed Income Benefit limits available investment options (Investment Requirements apply).• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Rate Sheets
The current Enhancement rate, Protected Annual Income rates, and Guaranteed Income Benefit percentages available under certain Living Benefit Riders are declared in a Rate Sheet prospectus supplement. The Rate Sheet indicates the current rates and/or current percentages and the date by which your application or rider election form must be signed and dated for a rider to be issued with those rates and/or percentages. The rates and/or percentages may be superseded at any time, in our sole discretion, and may be higher or lower than the rates and/or percentages on the previous Rate Sheet.
The effective date of a subsequent Rate Sheet will be at least 10 days after it is filed. In order to get the rate and/or percentage indicated in a Rate Sheet, your application or rider election form must be sent to us, and must be signed and dated on or after the effective date of the Rate Sheet. Current Rate Sheets will be included with the prospectus. You can also obtain the most current Rate Sheet by contacting your registered representative, online at www.LincolnFinancial.com or by calling us at 1-888-868-2583.
Buying the Contract
If you wish to purchase a contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a contract is prepared and executed by our legally authorized officers. The contract (and a statement confirming your investments) is then sent to you either directly or through your registered representative. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Servicing Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Servicing Office at Lincoln Life & Annuity Company of New York, PO Box 2348, Fort Wayne, IN 46801-2348, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to our retaining the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Purchase Payments – Investing in the Contract
You may make Purchase Payments to the contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. If we receive an additional Purchase Payment before the close of the New York Stock Exchange (typically 4:00 PM New York time, or EST), we will credit your purchase payment that day. If we receive your additional Purchase Payment after the close of the New York Stock Exchange, your payment will be applied on the next business day.
The minimum initial Purchase Payment is $10,000. The minimum annual amount for additional Purchase Payments is $300.

For additional Purchase Payments the minimum payment to the contract at any one time is $100 ($25 if transmitted electronically), and the minimum annual amount is $300. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $1 million or more are subject to Servicing Office approval. This amount takes into consideration the total Purchase Payments for all variable annuity contracts issued by the Company (or its affiliates) (excluding Lincoln Investor Advantage and Lincoln Level AdvantageSM contracts) for the same Contractowner, joint owner, and/or Annuitant.
If you elect a Living Benefit Rider, you may be subject to further restrictions on your ability to make additional Purchase Payments, as described in the prospectus. These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Advantage with any version of Guaranteed Income Benefit) and/or increase the amount of any guaranteed benefit under a Living Benefit Rider by making additional Purchase Payments to the contract.
Making Withdrawals: Accessing the Money in Your Contract
Before the Annuity Commencement Date – During the Accumulation (Savings) Phase
You can access the money in your contract by making a withdrawal, which will reduce the value of your contract (including the amount of the death benefit and certain living benefits). You may withdraw all or a portion of the contract value (minus applicable charges and other adjustments, discussed below). However, withdrawing the entire cash value of your contract will terminate your contract.
Before the Annuity Commencement Date, you can completely surrender the contract or withdraw part of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Servicing Office), fax, or other electronic means. Withdrawal requests may also be made by telephone or our website, subject to certain restrictions. All surrenders and withdrawals must be made in accordance with the rules discussed in the prospectus. The amount available upon surrender or withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender or withdrawal is received in Good Order at the Servicing Office.
If we receive a surrender or withdrawal request in Good Order at our Servicing Office before the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., New York time), we will process the request using the Accumulation Unit value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Servicing Office after New York Stock Exchange regular market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made from all Subaccounts within the VAA and from the fixed account in the same proportion that the amount of withdrawal bears to the total Contract Value. Surrenders and withdrawals from the fixed account may be subject to an Interest Adjustment. Unless prohibited, surrender and withdrawal payments will be mailed within seven days after we receive a valid written request at the Servicing Office. The payment may be postponed as permitted by applicable law.
There may be charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
There are tax consequences for surrenders and withdrawals.
Certain withdrawals may reduce the value of any optional living benefits you elected or even terminate the benefit.
Some optional living benefits provide withdrawal options.
There are limitations associated with taking money out of the contract, including the following:
Limitations on withdrawal amounts	• The minimum withdrawal amount is $300.
Negative impact on benefits and guarantees of your contract	• A withdrawal may have a negative impact on certain optional benefits that you may elect. It may reduce the value of or even terminate certain benefits.
Internal Revenue Code or Retirement Plan	• Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.

After the Annuity Commencement Date – During the Annuity (Income) Phase
After the Annuity Commencement Date, you will receive payments under the annuity payment option you select, but generally you may not take any other withdrawals or surrender your contract. Surrender or withdrawal rights after the Annuity Commencement Date, if any, depend on the Annuity Payout option selected.
Additional Information About Fees
Expense Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender or make withdrawals from the contract, or transfer Contract Value between investment options, and/or the fixed account (if available). State premium taxes may also be deducted. Currently there is no premium tax levied for New York residents.
TRANSACTION EXPENSES
Accumulation Phase:
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
Transfer charge:[2]	$25
[1]	The surrender charge percentage is reduced over a 7-year period at the following rates: 7%, 7%, 6%, 6%, 5%, 4%, 3%. The later the redemption occurs, the lower the surrender charge with respect to that surrender or withdrawal. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.
[2]	The transfer charge will not be imposed on the first 12 transfers during a Contract Year. We reserve the right to charge a $25 fee for the 13th and each additional transfer during any Contract Year, excluding automatic dollar cost averaging, portfolio rebalancing and cross reinvestment transfers.

The following tables describe the fees and expenses that you will pay each year during the time that you own the contract, not including fund fees and expenses.
ANNUAL CONTRACT EXPENSES

Administrative Expense (Annual Account Fee):[1]	$35

Base Contract Expenses (as a percentage of average daily net assets in the Subaccounts)[2]
Account Value Death Benefit	1.25%

Optional Benefit Expenses
Enhanced Guaranteed Minimum Death Benefit (EGMDB)	1.55%
Guarantee of Principal Death Benefit	1.30%

	Single Life	Joint Life
Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk):[3,4]
Guaranteed Maximum Annual Charge	2.25%	2.45%
Lincoln Market Select® Advantage:[3,4]
Guaranteed Maximum Annual Charge	2.25%	2.45%
Lincoln Max 6 SelectSM Advantage:[3,4]
Guaranteed Maximum Annual Charge	2.25%	2.45%
i4LIFE® Advantage[5]	0.40%	0.40%

i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk):[3,6]
Guaranteed Maximum Charge	2.25%	2.45%
[1]	During the accumulation phase, the account fee will be deducted from your Contract Value on each contract anniversary, or upon surrender of the contract. The account fee will be waived if your Contract Value is $100,000 or more on the contract anniversary (or date of surrender). This account fee will be waived after the fifteenth Contract Year, regardless of your Contract Value.
[2]	The base contract expense includes an administrative charge of 0.10%.
[3]	The current charge for new elections of this rider is disclosed in a Rate Sheet.
[4]	As an annualized percentage of the Protected Income Base, as increased for subsequent Purchase Payments, Account Value Step-ups and Enhancements, and decreased by Excess Withdrawals. This fee is deducted from the Contract Value on a quarterly basis. This same fee applies when transitioning to the appropriate version of i4LIFE® Advantage Guaranteed Income Benefit.
[5]	As an annualized percentage of average Account Value, computed daily. This charge is assessed only on and after the effective date of i4LIFE® Advantage and is added to the base contract expense for the Death Benefit you have elected. These charges continue during the Access Period. The i4LIFE® Advantage charge rate is reduced to 1.65% during the Lifetime Income Period.
[6]	These charges are added to the i4LIFE® Advantage charges to comprise the total charges reflected. During the Lifetime Income Period, the Guaranteed Income Benefit charge rate is added to the i4LIFE® Advantage charge rate of 1.65%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the contract. The expenses are for the year ended December 31, 2020. A complete list of funds available under the contract, including their annual expenses, may be found in Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before any waivers or expense reimbursements	XX%	XX%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.	XX%	XX%
EXAMPLES
The following Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, base contract expenses, and annual fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements.
The first Example assumes that you invest $100,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds and that EGMDB Death Benefit and Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk) at the guaranteed maximum charge are in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
1) If you surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$XX	$XX	$XX	$XX
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$XX	$XX	$XX	$XX
The next Example assumes that you invest $100,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds and that with the EGMDB Death Benefit and Guaranteed Income Benefit (Managed Risk) at the guaranteed maximum charge are at the guaranteed maximum charge are in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
1) If you surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$XX	$XX	$XX	$XX

2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$XX	$XX	$XX	$XX

Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and found online at www.LincolnFinancial.com. You can also request this information at no cost by calling 1-888-868-2583 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund (Series II Shares)	XX%	XX%	XX%	XX%
Long-term growth of capital	Invesco V.I. International Growth Fund (Series II Shares)	XX%	XX%	XX%	XX%
Long-term growth of capital	AB VPS Global Thematic Growth Portfolio (Class B)	XX%	XX%	XX%	XX%
Long-term growth of capital	AB VPS Small/Mid Cap Value Portfolio (Class B)	XX%	XX%	XX%	XX%
Long-term capital growth and current income by investing approximately 60% of its assets in equity securities and the remainder in bonds and other fixed-income securities.	American Century VP Balanced Fund (Class II)	XX%	XX%	XX%	XX%
Long-term capital growth. Income is a secondary objective.	American Century VP Large Company Value Fund (Class II)	XX%	XX%	XX%	XX%
High total investment return.	BlackRock Global Allocation V.I. Fund (Class III)	XX%	XX%	XX%	XX%
Maximum long-term total return consistent with reasonable risk.	Delaware VIP® Diversified Income Series* (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	Delaware VIP® Emerging Markets Series* (Service Class)	XX%	XX%	XX%	XX%
Maximum total return, consistent with reasonable risk.	Delaware VIP® Limited-Term Diversified Income Series* (Service Class)	XX%	XX%	XX%	XX%
Maximum long-term total return, with capital appreciation as a secondary objective.	Delaware VIP® REIT Series* (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation.	Delaware VIP® Small Cap Value Series (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	Delaware VIP® Smid Cap Core Series* (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	Delaware VIP® U.S. Growth Series* (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	Delaware VIP® Value Series* (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	DWS Alternative Asset Allocation VIP Portfolio (Class B)	XX%	XX%	XX%	XX%
Income and capital growth consistent with reasonable risk; a fund of funds.	Fidelity® VIP Balanced Portfolio (Service Class 2)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Long-term capital appreciation.	Fidelity® VIP Contrafund® Portfolio (Service Class 2)	XX%	XX%	XX%	XX%
High total return; a fund of funds.	Fidelity® VIP FundsManager® 50% Portfolio (Service Class 2)	XX%	XX%	XX%	XX%
To achieve capital appreciation.	Fidelity® VIP Growth Portfolio (Service Class 2)	XX%	XX%	XX%	XX%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio (Service Class 2)	XX%	XX%	XX%	XX%
To provide capital appreciation.	First Trust Capital Strength Portfolio (Class I)	XX%	XX%	XX%	XX%
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio (Class I)	XX%	XX%	XX%	XX%
To seek capital appreciation.	Franklin Allocation VIP Fund (Class 4)	XX%	XX%	XX%	XX%
To maximize total return by investing primarily in a diversified portfolio of intermediate and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio (Class 2)	XX%	XX%	XX%	XX%
Long-term growth of capital.	ClearBridge Variable Large Cap Growth Portfolio (Class II)	XX%	XX%	XX%	XX%
Long-term growth of capital.	ClearBridge Variable Mid Cap Portfolio (Class II)	XX%	XX%	XX%	XX%
Balance of growth of capital and income.	QS Variable Conservative Growth (Class II)	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP American Century Select Mid Cap Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Long-Term growth of capital; a master-feeder fund.	LVIP American Global Growth Fund (Service Class II)	XX%	XX%	XX%	XX%
Long-term growth of capital; a master-feeder fund.	LVIP American Global Small Capitalization Fund (Service Class II)	XX%	XX%	XX%	XX%
Growth of capital; a master-feeder fund.	LVIP American Growth Fund (Service Class II)	XX%	XX%	XX%	XX%
Long-term growth of capital and income; a master-feeder fund.	LVIP American Growth-Income Fund (Service Class II)	XX%	XX%	XX%	XX%
Long-term growth of capital; a master-feeder fund.	LVIP American International Fund (Service Class II)	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP Baron Growth Opportunities Fund (Service Class)	XX%	XX%	XX%	XX%
Total return.	LVIP BlackRock Advantage Allocation Fund (Service Class)	XX%	XX%	XX%	XX%
Reasonable income be investing primarily in income-producing equity securities.	LVIP BlackRock Dividend Value Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP BlackRock Global Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
A balance between current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
Total return through a combination of current income and long-term capital appreciation.	LVIP BlackRock Global Real Estate Fund (Service Class)	XX%	XX%	XX%	XX%
To maximize real return, consistent with preservation of real capital and prudent investment management.	LVIP BlackRock Inflation Protected Bond Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term growth of capital in manner consistent with the preservation of capital.	LVIP Blended Large Cap Growth Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP Blended Mid Cap Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Maximum current income (yield) consistent with a prudent investment strategy.	LVIP Delaware Bond Fund (Service Class)*	XX%	XX%	XX%	XX%
Total return.	LVIP Delaware Diversified Floating Rate Fund (Service Class)*	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation.	LVIP Delaware Mid Cap Value Fund (Service Class)*	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation.	LVIP Delaware Social Awareness Fund (Service Class)*	XX%	XX%	XX%	XX%
To provide a responsible level of income and the potential for capital appreciation.	LVIP Delaware Wealth Builder Fund (Service Class)*	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP Dimensional International Core Equity Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation; a fund of funds.	LVIP Dimensional International Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP Dimensional U.S. Core Equity 1 Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP Dimensional U.S. Core Equity 2 Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation; a fund of funds.	LVIP Dimensional U.S. Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Total return consistent with the preservation of capital; a fund of funds.	LVIP Dimensional/Vanguard Total Bond Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Long-term capital growth.	LVIP Franklin Templeton Global Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term growth of capital.	LVIP Franklin Templeton Multi-Asset Opportunities Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP Global Aggressive Growth Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
A high level of current income with some consideration given to growth of capital; a fund of funds.	LVIP Global Conservative Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP Global Growth Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
Current income consistent with the preservation of capital.	LVIP Global Income Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between a high level of current income and growth of capital, with an emphasis on growth of capital; a fund of funds.	LVIP Global Moderate Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment preservation of capital).	LVIP Government Money Market Fund (Service Class)[1]	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP Invesco Select Equity Income Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
A high level of current income; capital appreciation is the secondary objective.	LVIP JPMorgan High Yield Fund (Service Class)	XX%	XX%	XX%	XX%
Current income and some capital appreciation.	LVIP JPMorgan Retirement Income Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP MFS International Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP MFS International Growth Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation.	LVIP MFS Value Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation as measured by the change in the value of fund shares over a period of three years or longer.	LVIP Mondrian International Value Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term growth of capital; a fund of funds.	LVIP Multi-Manager Global Equity Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund (Service Class)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
To match as closely as practicable, before fees and expenses, the performance of the Barclays Capital U.S. Aggregate Index.	LVIP SSGA Bond Index Fund (Service Class)	XX%	XX%	XX%	XX%
A high level of current income, with some consideration given to growth of capital; a fund of funds.	LVIP SSGA Conservative Index Allocation Fund (Service Class)	XX%	XX%	XX%	XX%
A high level of current income, with some consideration given to growth of capital; a fund of funds.	LVIP SSGA Conservative Structured Allocation Fund: (Service Class)	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation.	LVIP SSGA Developed International 150 Fund (Service Class)	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation.	LVIP SSGA Emerging Markets 100 Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between current income and growth of capital, with a greater emphasis on growth of capital.	LVIP SSGA Emerging Markets Equity Index Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term growth of capital; a fund of funds.	LVIP SSGA Global Tactical Allocation Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP SSGA International Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation	LVIP SSGA Large Cap 100 Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP SSGA Large Cap Managed Volatility Fund (Service Cap)	XX%	XX%	XX%	XX%
Seeks to approximate as closely as practicable, before fees and expenses, the performance of a broad market index that emphasizes stocks of mid-sized U.S. companies.	LVIP SSGA Mid-Cap Index Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP SSGA Moderate Index Allocation Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between a high level of current income and growth of capital, with an emphasis on growth of capital; a fund of funds.	LVIP SSGA Moderate Structured Allocation Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP SSGA Moderately Aggressive Index Allocation Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP SSGA Moderately Aggressive Structured Allocation Fund (Service Class)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund (Service Class)[2]	XX%	XX%	XX%	XX%
To provide investment results that, before fees and expenses, correspond generally to the price and yield performance of an index that tracks the short-term U.S. corporate bond market.	LVIP SSGA Short-Term Bond Index Fund (Service Class)	XX%	XX%	XX%	XX%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000 Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund (Service Class)	XX%	XX%	XX%	XX%
To maximize long-term capital appreciation.	LVIP SSGA Small-Mid Cap 200 Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation; a fund of funds.	LVIP SSGA SMID Cap Managed Volatility Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital growth.	LVIP T. Rowe Price Growth Stock Fund (Service Class)	XX%	XX%	XX%	XX%
To maximize capital appreciation.	LVIP T. Rowe Price Structured Mid-Cap Growth Fund (Service Class)	XX%	XX%	XX%	XX%
A balance between current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	LVIP U.S. Aggressive Growth Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
High level of current income and growth of capital, with an emphasis on growth of capital; a fund of funds.	LVIP U.S. Growth Allocation Managed Risk Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation; a fund of funds.	LVIP Vanguard Domestic Equity ETF Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation; a fund of funds.	LVIP Vanguard International Equity ETF Fund (Service Class)	XX%	XX%	XX%	XX%
Capital growth.	LVIP Wellington Capital Growth Fund (Service Class)	XX%	XX%	XX%	XX%
Long-term capital appreciation.	LVIP Wellington Mid-Cap Value Fund (Service Class)	XX%	XX%	XX%	XX%
Maximize total return.	LVIP Western Asset Core Bond Fund (Service Class)	XX%	XX%	XX%	XX%
Capital appreciation.	MFS® Growth Series (Service Class)	XX%	XX%	XX%	XX%
Total return.	MFS® Total Return Series (Service Class)	XX%	XX%	XX%	XX%
Total return.	MFS® Utilities Series (Service Class)	XX%	XX%	XX%	XX%
To seek capital growth and current income.	Putnam VT Equity Income Fund (Class IB)	XX%	XX%	XX%	XX%

Investment Objective	Underlying Fund and Adviser/Sub-adviser[1]	Expense Ratio (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Balanced investment composed of a well-diversified portfolio of stocks and bonds which produce both capital growth and current income.	Putnam VT George Putnam Balanced Fund (Class IB)	XX%	XX%	XX%	XX%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this funds annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.

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Appendix B — Investment Requirements
If you elect a Living Benefit Rider (except i4LIFE® Advantage without Guaranteed Income Benefit), you will be subject to Investment Requirements, which means you will be limited in how much you can invest in certain Subaccounts of your contract. If you elect Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk) or i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk), you will have more restrictive Investment Requirements. Currently, if you purchase i4LIFE® without Guaranteed Income Benefit, you will not be subject to any Investment Requirements, although we reserve the right to impose Investment Requirements for this rider in the future. If we do exercise our right to do so, you will have to reallocate your Account Value subject to such requirements. We impose Investment Requirements to reduce the risk of investment losses that may require us to use our own assets to make guaranteed payments under a Living Benefit Rider.
Investment Requirements apply whether you purchase a Living Benefit Rider at contract issue, or if you add a Living Benefit Rider to an existing contract. You must hold the rider for a minimum period of time after election (the minimum time is specified under the Termination section of each rider). During this time, you will be required to adhere to the Investment Requirements. After this time, failure to adhere to the Investment Requirements will result in termination of the rider.
Certain Living Benefit Riders guarantee you the right to transition to a version of the i4LIFE® Guaranteed income Benefit even if that version is no longer available for purchase. If you transition to i4LIFE® Guaranteed Income Benefit, the Investment Requirements under your Prior Living Benefit Rider continue to apply. See i4LIFE® Advantage – i4LIFE® Advantage Guaranteed Income Benefit Transitions for a discussion of this transition.
Certain of the underlying funds that are included in the Investment Requirements, including funds managed by an adviser affiliated with us, employ risk management strategies that are intended to control the funds’ overall volatility, and for some funds, to also reduce the downside exposure of the funds during significant market downturns.
These funds are included under Investment Requirements (particularly in the Investment Requirements for the Managed Risk riders) in part because the reduction in volatility helps us, to reduce the risk of investment losses that may require us to use our own assets to make guaranteed payments under a Living Benefit Rider. At the same time, risk management strategies in periods of high market volatility or other market conditions, could limit your participation in market gains. This may conflict with your investment objectives by limiting your ability to maximize potential growth of your Contract Value and, in turn the value of any guaranteed benefit that is tied to investment performance. You should consult with your registered representative to determine whether these funds align with your investment objectives. For more information about the funds and the investment strategies they employ, please refer to the funds’ current prospectuses. Fund prospectuses are available by contacting us.
If you purchase a Living Benefit Rider (except i4LIFE® Advantage without Guaranteed Income Benefit), you agree to be automatically enrolled in the portfolio rebalancing option under your contract and thereby authorize us to automatically rebalance your Contract Value on a periodic basis. (This portfolio rebalancing will continue while a death claim is being settled, if the Living Benefit Rider could continue on an additional measuring life.) On each quarterly anniversary of the effective date of the rider, we will rebalance your Contract Value, on a pro-rata basis, based on your allocation instructions in effect at the time of the rebalancing. Confirmation of the rebalancing will appear on your quarterly statement and you will not receive an individual confirmation after each reallocation.
Some investment options are not available to you if you purchase certain riders. The Investment Requirements may not be consistent with an aggressive investment strategy. You should consult with your registered representative to determine if the Investment Requirements are consistent with your investment objectives.
Investment Requirements for other Managed Risk Riders. If you elect Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk), are transitioning from this rider to i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk), or elect i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk), or you must allocate your Contract Value among one or more of the following Subaccounts only.
Group 1 Investments must be at least 20% of Contract Value or Account Value	Group 2 Investments cannot exceed 80% of Contract Value or Account Value	Group 3 Investments cannot exceed 10% of Contract Value or Account Value
Delaware VIP® Diversified Income Series
Delaware VIP® Limited-Term Diversified Income Series
JPMorgan Insurance Trust Core Bond Portfolio
LVIP BlackRock Inflation Protected Bond Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Dimensional / Vanguard Total Bond Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA Bond Fund Index
LVIP SSGA Short-Term Bond Index Fund
LVIP Western Asset Core Bond Fund	American Funds Managed Risk Asset Allocation Fund
LVIP American Century Select Mid Cap Managed Volatility Fund
LVIP American Global Balanced Allocation Managed Risk Fund
LVIP American Global Growth Allocation Managed Risk Fund
LVIP BlackRock Dividend Value Managed Volatility Fund
LVIP BlackRock Global Allocation Managed Risk Fund
No subaccounts at this time.

Group 1 Investments must be at least 20% of Contract Value or Account Value	Group 2 Investments cannot exceed 80% of Contract Value or Account Value	Group 3 Investments cannot exceed 10% of Contract Value or Account Value
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
LVIP Blended Large Cap Growth Managed Volatility Fund
LVIP Blended Mid Cap Managed Volatility Fund
LVIP ClearBridge Large Cap Managed Volatility Fund
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund
LVIP Dimensional International Equity Managed Volatility Fund
LVIP Dimensional U.S.Equity Managed Volatility Fund
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund
LVIP Franklin Templeton Global Equity Managed Volatility Fund
LVIP Global Aggressive Growth Allocation Fund
LVIP Global Conservative Allocation Managed Risk Fund
LVIP Global Growth Allocation Managed Risk Fund
LVIP Global Moderate Allocation Managed Risk Fund
LVIP Invesco Diversified Equity-Income Managed Volatility Fund
LVIP Invesco Select Equity Income Managed Volatility Fund
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
LVIP MFS International Equity Managed Volatility Fund
LVIP Multi-Manager Global Equity Managed Volatility Fund
LVIP SSGA Global Tactical Allocation Managed Volatility Fund
LVIP SSGA International Managed Volatility Fund
LVIP SSGA Large Cap Managed Volatility Fund
LVIP SSGA SMID Cap Managed Volatility Fund
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund
LVIP U.S. Growth Allocation Managed Risk Fund
The fixed account is only available for dollar cost averaging.
As an alternative to satisfy these Investment Requirements, you may allocate 100% of your Contract Value or i4LIFE® Advantage Account Value among the Subaccounts listed below. If you allocate less than 100% of Contract Value or i4LIFE® Advantage Account Value among these Subaccounts, then the Subaccounts listed below that are also listed in Group 1 will be subject to Group 1 restrictions. Any remaining Subaccounts listed below that are not listed in Group 1 will fall into Group 2 and be subject to Group 2 restrictions.
•	American Funds Managed Risk Asset Allocation Fund
•	Delaware VIP® Diversified Income Series
•	Delaware VIP® Limited-Term Diversified Income Series
•	JPMorgan Insurance Trust Core Bond Portfolio
•	LVIP American Global Balanced Allocation Managed Risk Fund
•	LVIP American Global Growth Allocation Managed Risk Fund
•	LVIP BlackRock Global Allocation Managed Risk Fund
•	LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
•	LVIP BlackRock Inflation Protected Bond Fund
•	LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
•	LVIP Delaware Bond Fund
•	LVIP Delaware Diversified Floating Rate Fund
•	LVIP Dimensional/Vanguard Total Bond Fund
•	LVIP Global Aggressive Growth Allocation Managed Risk Fund
•	LVIP Global Conservative Allocation Managed Risk Fund
•	LVIP Global Growth Allocation Managed Risk Fund
•	LVIP Global Moderate Allocation Managed Risk Fund
•	LVIP PIMCO Low Duration Bond Fund

•	LVIP SSGA Bond Index Fund
•	LVIP SSGA Global Tactical Allocation Managed Risk Fund
•	LVIP SSGA Short-Term Bond Index Fund
•	LVIP U.S. Aggressive Growth Allocation Managed Risk Fund
•	LVIP U.S. Growth Allocation Managed Risk Fund
•	LVIP Western Asset Core Bond Fund
The fixed account, if available, is only available for dollar cost averaging
As an alternative, to satisfy these Investment Requirements, Account Value may be allocated in accordance with certain asset allocation models made available to you by your broker-dealer. If so, currently 100% of the Account Value can be allocated to one of the following models: 80/20 U.S. Allocation Managed Volatility Model or 70/30 Global Allocation Managed Volatility Model. You may only choose one asset allocation model at a time, though you may change to a different asset allocation model available in your contract. If you terminate an asset allocation model, you must follow the Investment Requirements applicable to your rider. We may exclude an asset allocation model from being available for investment at any time, in our sole discretion. You will be notified prior to the date of such a change.
Investment Requirements for other Living Benefit Riders. If you elect Lincoln Market Select® Advantage, or you are transitioning from Lincoln Market Select® Advantage to i4LIFE® Advantage Select Guaranteed Income Benefit, you must currently allocate your Contract Value among one or more of the following Subaccounts. Not all funds may be available, refer to the “Description of the Funds” section of this prospectus for more information.
Group 1 Investments must be at least 20% of Contract Value or Account Value.	Group 2 Investments cannot exceed 80% of Contract Value or Account Value.
Delaware VIP® Diversified Income Series
Delaware VIP® Limited-Term Diversified Income Series
JPMorgan Insurance Trust Core Bond Portfolio
LVIP BlackRock Inflation Protected Bond Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Dimensional/Vanguard Total Bond Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA Bond Index Fund
LVIP SSGA Short-Term Bond Index Fund
LVIP Western Asset Core Bond Fund	AB VPS Small/Mid Cap Value Portfolio
American Century VP Balanced Fund
American Century VP Large Company Value Fund
American Funds Managed Risk Asset Allocation Fund
BlackRock Global Allocation V.I. Fund
ClearBridge Variable Large Cap Growth Portfolio
Delaware VIP® Small Cap Value Series
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series
Fidelity® VIP Contrafund® Portfolio
Fidelity® VIP FundsManager® 50% Portfolio
Fidelity® VIP Mid Cap Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio
Franklin Allocation VIP Fund
Franklin Income VIP Fund
Franklin Mutual Shares VIP Fund
Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. International Growth Fund
JPMorgan Insurance Trust Global Allocation Portfolio
LVIP American Global Balanced Allocation Managed Risk Fund
LVIP American Global Growth Allocation Managed Risk Fund
LVIP American Global Growth Fund
LVIP American Growth Fund
LVIP American Growth-Income Fund
LVIP American International Fund
LVIP Baron Growth Opportunities Fund
LVIP BlackRock Global Allocation Managed Risk Fund
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
LVIP BlackRock Scientific Allocation Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
LVIP Delaware Mid Cap Value Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Wealth Builder Fund
LVIP Dimensional International Core Equity Fund
LVIP Dimensional U.S. Core Equity 1 Fund
LVIP Dimensional U.S. Core Equity 2 Fund
LVIP Franklin Templeton Multi-Asset Opportunities Fund
LVIP Global Aggressive Growth Allocation Managed Risk Fund
LVIP Global Conservative Allocation Managed Risk Fund
LVIP Global Growth Allocation Managed Risk Fund
LVIP Global Moderate Allocation Managed Risk Fund
LVIP Government Money Market Fund
LVIP JPMorgan High Yield Fund
LVIP JPMorgan Retirement Income Fund
LVIP MFS International Growth Fund
LVIP MFS Value Fund
LVIP Mondrian International Value Fund

Group 1 Investments must be at least 20% of Contract Value or Account Value.	Group 2 Investments cannot exceed 80% of Contract Value or Account Value.
LVIP SSGA Conservative Index Allocation Fund
LVIP SSGA Conservative Structured Allocation Fund
LVIP SSGA Developed International 150 Fund
LVIP SSGA Global Tactical Allocation Managed Volatility Fund
LVIP SSGA International Index Fund
LVIP SSGA Large Cap 100 Fund
LVIP SSGA Mid-Cap Index Fund
LVIP SSGA Moderate Index Allocation Fund
LVIP SSGA Moderate Structured Allocation Fund
LVIP SSGA Moderately Aggressive Index Allocation Fund
LVIP SSGA Moderately Aggressive Structured Allocation Fund
LVIP SSGA S&P 500 Index Fund
LVIP SSGA Small-Cap Index Fund
LVIP SSGA Small-Mid Cap 200 Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund
LVIP U.S. Growth Allocation Managed Risk Fund
LVIP Vanguard Domestic Equity ETF Fund
LVIP Vanguard International Equity ETF Fund
LVIP Wellington Mid-Cap Value Fund
MFS® VIT Growth Series
MFS® VIT Total Return Series
Putnam VT George Putnam Balanced Fund
QS Variable Conservative Growth
As an alternative, to satisfy these Investment Requirements, you may allocate 100% of your Contract Value or i4LIFE® Advantage Account Value among the Subaccounts listed below. If you allocate less than 100% of Contract Value or i4LIFE® Advantage Account Value among these Subaccounts, then the Subaccounts listed below that are also listed in Group 1 will be subject to the Group 1 restrictions. Any remaining Subaccounts listed below that are not listed in Group 1 will fall into Group 2 and be subject to Group 2 restrictions.
•	American Century VP Balanced Fund
•	American Funds Managed Risk Asset Allocation Fund
•	BlackRock Global Allocation V.I. Fund
•	Delaware VIP® Diversified Income Series
•	Delaware VIP® Limited-Term Diversified Income Series
•	Fidelity® VIP FundsManager® 50% Portfolio
•	First Trust/Dow Jones Dividend & Income Allocation Portfolio
•	Franklin Allocation VIP Fund
•	JPMorgan Insurance Trust Core Bond Portfolio
•	LVIP American Global Balanced Allocation Managed Risk Fund
•	LVIP American Global Growth Allocation Managed Risk Fund
•	LVIP BlackRock Advantage Allocation Fund
•	LVIP BlackRock Global Allocation Managed Risk Fund
•	LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
•	LVIP BlackRock Inflation Protected Bond Fund
•	LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
•	LVIP Delaware Bond Fund
•	LVIP Delaware Diversified Floating Rate Fund
•	LVIP Delaware Wealth Builder Fund
•	LVIP Dimensional/Vanguard Total Bond Fund
•	LVIP Franklin Templeton Multi-Asset Opportunities Fund
•	LVIP Global Aggressive Growth Allocation Managed Risk Fund
•	LVIP Global Conservative Allocation Managed Risk Fund
•	LVIP Global Growth Allocation Managed Risk Fund
•	LVIP Global Moderate Allocation Managed Risk Fund
•	LVIP JPMorgan Retirement Income Fund
•	LVIP PIMCO Low Duration Bond Fund
•	LVIP SSGA Bond Index Fund
•	LVIP SSGA Conservative Index Allocation Fund
•	LVIP SSGA Conservative Structured Allocation Fund
•	LVIP SSGA Global Tactical Allocation Managed Volatility Fund
•	LVIP SSGA Moderate Index Allocation Fund
•	LVIP SSGA Moderate Structured Allocation Fund
•	LVIP SSGA Short-Term Bond Index Fund
•	LVIP U.S. Aggressive Growth Allocation Managed Risk Fund
•	LVIP U.S. Growth Allocation Managed Risk Fund
•	LVIP Western Asset Core Bond Fund
•	MFS® VIT Total Return Series
•	Putnam VT George Putnam Balanced Fund
•	QS Variable Conservative Growth

The fixed account is only available for dollar cost averaging.

Additionally, Contract Value may be allocated in accordance with certain asset allocation models made available to you by your broker-dealer. If so, currently 100% of the Contract Value can be allocated to one of the following models: Active-Passive Global Growth Allocation Model, Dimensional/Vanguard Moderate Allocation Model, Dimensional/Vanguard Global Growth Allocation Model, Multi-Manager Domestic Growth Allocation Model or Multi-Manager Moderate Allocation Model. You may only choose one asset allocation model at a time, though you may change to a different asset allocation model available in your contract that meets the Investment Requirements or reallocate Contract Value according to the Investment Requirements listed above. If you terminate an asset allocation model, you must follow the Investment Requirements applicable to your rider. We may exclude an asset allocation model from being available for investment at any time, in our sole discretion. You will be notified prior to the date of such a change.

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This initial summary prospectus incorporates by reference the prospectus and statement of additional information (SAI) for the contract, both dated May 1, 2021, as may be amended or supplemented from time to time. The SAI may be obtained, free of charge, in the same manner as the prospectus.
SEC File Nos. 333-186895; 811-09763
EDGAR Contract Identifier C000126363

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